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                                                      EXHIBIT 22.1

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SUBSIDIARIES OF REGISTRANT
as of 12/31/96

                                                                               Percentage
                                                                               of Voting
                                                                               Securities
                                                                               Owned by
                                                           State of            Immediate
Name                                                       Incorporation       Parent
----                                                       -------------       -----------

ABM Industries Incorporated                                Delaware            Registrant
(*) ABM Janitorial Services - Northern California          California          100%
    ABM Janitorial Services Co. Ltd.                       British Columbia    100%
      Supreme Building Maintenance Ltd.                    British Columbia    100%
    ABM Engineering Services Company                       California          100%
    ABM Facility Services Company                          California          100%
    American Building Maintenance Co. of Georgia           California          100%
    American Building Maintenance Co. of Illinois          California          100%
    American Building Maintenance Co. of New York          California          100%
    American Building Maintenance Co. - West               California          100%
    American Plant Protection, Inc.                        California          100%
    American Security and Investigative Services, Inc.     California          100%
      ABMI Investigative Services+                         California          100%
      ABMI Security Services, Inc.                         California          100%
      American Commercial Security Services, Inc.          California          100%
    Ampco System Parking                                   California          100%
    Amtech Lighting of the Northeast.                      California          100%
    Amtech Energy Services                                 California          100%
    Amtech Lighting Services                               California          100%
    Amtech Elevator Services                               California          100%
    Beehive Parking, Inc.                                  Utah                100%
    Bonded Maintenance Company                             Texas               100%
    Bradford Building Services, Inc.                       California          100%
    CommAir Mechanical Services                            California          100%
    Commercial Property Services, Inc.                     California          100%
    Easterday Janitorial Supply Company                    California          100%
    Servall Services Inc.                                  Texas               100%
    System Parking, Inc.                                   California          100%

    ABMI Security Services of Texas, Inc.+                 Texas               100%
    American Building Service Company+                     California          100%
    American Building Maintenance Co. of Utah+             California          100%
    American Building Maintenance Co. of Nebraska+         California          100%
    American Building Maintenance Co. of Canada Ltd.+      Canada              100%
    ABM Janitorial Services - Southern California+         California          100%
    Amtech Reliable Elevator Company of Texas+             Texas               100%
    American Public Services+                              California          100%
    Commercial Air Conditioning of Northern
     California, Inc.+                                     California          100%
    California Janitorial and Supply Co.+                  California          100%
    Southern California Building Services+                 California          100%
      Accurate Janitor Service, Inc.+                      California          100%
    Towel and Linen Service, Inc.+                         California          100%

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(*)  Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation.

 +   Inactive companies.